UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2022

CMC Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30205	36-4324765
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

870 North Commons Drive,
Aurora, Illinois 60504
(Address of principal executive offices)
(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCMP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On July 6, 2022, Entegris, Inc., a Delaware corporation (“Entegris”), completed the acquisition of CMC Materials, Inc., a Delaware corporation (“CMC”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of December 14, 2021 (the “Merger Agreement”), by and among CMC, Entegris, and Yosemite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Entegris (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into CMC (the “Merger”), with CMC surviving the Merger and becoming a wholly owned subsidiary of Entegris.

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each share of common stock, par value $0.001 per share, of CMC (the “CMC Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of CMC Common Stock owned by CMC, Entegris or any of their respective subsidiaries immediately before the Effective Time and (ii) shares of CMC Common Stock as to which dissenters’ rights have been properly perfected) was converted into the right to receive $133.00 in cash (the “Cash Consideration”) and .4506 of a share (the “Exchange Ratio”) of Entegris common stock, plus cash in lieu of any fractional shares (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, (i) each outstanding option to purchase shares of CMC Common Stock vested in full and was assumed and converted into an option to purchase shares of Entegris common stock based on the Equity Award Exchange Ratio (as defined below), (ii) each restricted share of CMC Common Stock vested in full and was cancelled and converted into the right to receive the Merger Consideration (with any accrued but unpaid dividends paid in cash), (iii) each time-based restricted stock unit award that was granted prior to the date of the Merger Agreement and/or to a non-employee member of the CMC board of directors vested in full and was cancelled and converted into the right to receive the Merger Consideration (with any accrued but unpaid dividend equivalents paid in cash), (iv) each other time-based restricted stock unit award not covered by clause (iii) was converted into a restricted stock unit award with respect to shares of Entegris common stock based on the Equity Award Exchange Ratio, (iv) each deferred stock unit award under CMC’s Directors’ Deferred Compensation Plan vested in full and was cancelled and converted into the right to receive the Merger Consideration (with any accrued but unpaid dividend equivalents paid in cash), (v) each contingent right to receive the cash value of a share of CMC Common Stock held by select employees of CMC who primarily provide services in a jurisdiction other than the United States vested in full and was cancelled and converted into the right to receive an amount in cash equal to the value of the Merger Consideration, and (vi) each performance-based restricted stock unit was assumed and converted into a time-based restricted stock unit award with respect to shares of Entegris common stock based on the Equity Award Exchange Ratio and the achievement of applicable performance metrics at the target level. The “Equity Award Exchange Ratio” means the sum of (i) the Exchange Ratio and (ii) the quotient (rounded to the fourth decimal place) of (i) the Cash Consideration divided by (ii) the volume weighted average price per share of Entegris common stock on the NASDAQ Stock Market LLC (the “NASDAQ”), for the consecutive period of 10 trading days beginning on the 12th trading day immediately preceding the closing date and concluding at the close of trading on the second trading day immediately preceding the closing date.

Entegris acquired all of the issued and outstanding common shares of CMC for $133.00 in cash and 0.4506 shares of Entegris common stock per share, representing a purchase price (inclusive of debt retired and cash assumed) of approximately $5.7 billion, including $3.8 billion in cash paid to CMC shareholders, 12.9 million shares of Entegris stock, approximately $900 million of debt retired and approximately $200 million of acquired cash.

Item 1.02          Termination of a Material Definitive Agreement.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 1.02.

On July 6, 2022, in connection with the consummation of the Merger, CMC repaid all amounts outstanding under and terminated that certain Credit Agreement, dated as of November 15, 2018 (as amended), by and among CMC Materials, Inc., as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Credit Agreement”). Upon termination of the Credit Agreement, all the guarantees of CMC’s and its subsidiaries’ obligations under the Credit Agreement were terminated and all liens granted to secure CMC’s and its subsidiaries’ obligations under or in connection with the Credit Agreement were released.

Item 2.01          Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to CMC’s Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2021 and which is incorporated herein by reference.

Item 3.01.         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The description contained under the Introductory Note, Item 3.03, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, on July 6, 2022, CMC notified the NASDAQ that the Merger had closed and requested that the NASDAQ (1) suspend trading of CMC Common Stock, (2) remove CMC Common Stock from listing on the NASDAQ prior to the open of trading on July 6, 2022, and (3) file with the SEC a notification of delisting of CMC Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, CMC Common Stock will no longer be listed on the NASDAQ.

Additionally, Entegris, as successor to CMC, intends to file with the Commission certifications on Form 15 under the Exchange Act requesting the deregistration of CMC Common Stock under Section 12(g) of the Exchange Act and the suspension of CMC’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.         Material Modification of Rights of Security Holders.

The description contained under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the Merger and at the Effective Time, holders of CMC Common Stock immediately prior to such time ceased to have any rights as stockholders in CMC (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01.         Change in Control of Registrant.

The description contained under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, at the Effective Time, Merger Sub was merged with and into CMC, with CMC continuing as the surviving corporation and becoming a wholly owned subsidiary of Entegris.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of William P. Noglows, David H. Li, Richard S. Hill, Barbara A. Klein, Paul J. Reilly, Susan M. Whitney, Geoffrey Wild and Anne K. Roby ceased to be members of the board of directors of CMC (the “Board”), and any committee thereof, effective as of the Effective Time.

Immediately following the Effective Time and in accordance with the Merger Agreement and CMC’s Certificate of Incorporation and bylaws, the following directors were appointed to the Board: Bertrand Loy, Gregory B. Graves and Joseph Colella.

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description contained under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, CMC’s certificate of incorporation and bylaws were amended and restated in their entirety. The Third Amended and Restated Certificate of Incorporation and Fifth Amended and Restated Bylaws of CMC are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of December 14, 2021, by and among CMC Materials, Inc., Entegris, Inc. and Yosemite Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to CMC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 16, 2021).

3.1	Third Amended and Restated Certificate of Incorporation of CMC Materials, Inc.
3.2	Fifth Amended and Restated Bylaws of CMC Materials, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMC MATERIALS, INC.

Date: July 6, 2022	By:	/s/ Joseph Colella
Joseph Colella
Senior Vice President, General Counsel and Secretary